EXHIBIT 5.1


                              Powell Goldstein LLP
                     1201 West Peachtree Street, 14th Floor
                             Atlanta, Georgia 30309
                                 (404) 572-6600

                                November 1, 2007


Southeastern Bank Financial Corporation
3530 Wheeler Road,
Augusta, Georgia 30909

Re:   Registration Statement on Form S-8
      Southeastern Bank Financial Corporation 2006 and 2000 Long-Term Incentive Plans

Ladies and Gentlemen:

     This opinion is given in connection with the filing by Southeastern Bank Financial Corporation, a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 451,751 shares (the "Shares") of common stock, $3.00 par value, of the Company, to be offered and sold by the Company pursuant to the Southeastern Bank Financial Corporation 2006 and 2000 Long-Term Incentive Plans (the "Plans").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The  Shares  have  been  duly  authorized;  and

     2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              /s/ Powell Goldstein LLP